Exhibit 21

Subsidiaries of Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of December 31, 2003. Unless otherwise noted, a subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Incorporated In
AMTX, Inc.	Delaware
Bradley Company	Ohio
Carmel Valley, Inc.	Delaware
Chrystal Software, Inc.	Delaware
ContentGuard Holdings, Inc.	Delaware (14)
ContentGuard, Inc.	Delaware
Copicentro N.V.	Netherlands Antilles
FairCopy Services Inc.	Canada
GroupFire, Inc.	California
Gyricon, LLC	Delaware
Gyricon Media Inc.	Delaware (15)
Gyricon Media LLC	Delaware
IGHI, Inc.	Delaware
Xerox Global Services Limited	United Kingdom
Delphax Systems GmbH	Germany
Ighi Finland Oy	Finland
InConcert, Inc.	Delaware
Infotonics Technology Center Inc.	New York (16)
Institute for Research on Learning	Delaware
Intelligent Electronics, Inc.	Pennsylvania
Xerox Global Services, Inc.	Pennsylvania
Jeremiad Co.	Delaware
Kapwell Holdings, Ltd.	Bermuda
Proyectos Inverdoco, C.A.	Venezuela
Leeroit S.A.	Ecuador
Low-Complexity Manufacturing Group, Inc.	Delaware
New PARC LLC	Delaware
Pacific Services and Development Corporation	Delaware
PageCam, Inc.	Delaware
Palo Alto Research Center Incorporated	Delaware
Securities Information Center, Inc.	Delaware
SCC Burton Corporation	Delaware
79861 Ontario Inc.	Ontario
STHQ Realty LLC	Delaware
Synergix Image Solutions Suzhou Co. Ltd.	China (22)
The Xerox Foundation	Delaware
Third Xerox Receivables LLC	Delaware
XDI, Inc.	Delaware
XE Holdings, Inc.	Delaware
Xerox Engineering Systems AG	Switzerland
Xerox Engineering Systems Espanola SA	Spain
Xerox Engineering Systems SpA	Italy
Xerox Antilliana N.V.	Netherlands Antilles
Xerox Antilliana (Aruba) N.V.	Aruba
Xerox Antilliana (St. Maarten) N.V.	Netherlands Antilles
Xerox Argentina, I.C.S.A.	Argentina
Xerox Canada Capital Ltd.	Canada
Xerox Canada Inc.	Ontario
832667 Ontario Inc.	Ontario
1192990 Ontario Inc.	Ontario
1324029 Ontario Inc.	Ontario
1343175 Ontario Inc.	Ontario
Xerox (Barbados) SRL	Barbados (13)

Name of Subsidiary	Incorporated In
Astor Administracao De Bens e Participacoes Ltda.	Brazil (1)
Xerox (Barbados) Leasing SRL	Barbados
Xerox Business Centre (Ireland) Limited	Ireland
Xerox Electronic (Ireland) Limited	Ireland
Xerox Finance (Luxembourg) Sarl	Luxembourg
Xerox Hardware (Ireland) Limited	Ireland
Xerox Toner (Ireland) Limited	Ireland
Xerox Canada Acceptance Inc.	Canada
Xerox Canada Facilities Management Ltd.	Ontario
Xerox Canada Finance Inc.	Ontario
Xerox Canada Leasing Partnership	Ontario (17)
Xerox Canada Ltd.	Canada (4)
Ionographic Operations Partnership	Massachusetts (19)
XESystems Canada Inc.	Ontario
Xerox Canada Manufacturing & Research Inc.	Ontario
Xerox Canada Leasing Company	Nova Scotia
Xerox Canada Realty Inc.	Ontario (3)
Xerox Capital, LLC	Turks & Caicos Islands (8)
Xerox Capital de Mexico, S.A. de C.V.	Mexico
Xerox Capital Services LLC	Delaware (18)
Xerox Capital Trust I	Delaware (10)
Xerox Capital Trust II	Delaware (10)
Xerox de Chile S.A.	Chile
Xerox de Colombia S.A.	Colombia
Xerox Color Printing, Inc.	Delaware
Xerox de Costa Rica, S.A.	Costa Rica
Xerox Developing Markets Limited	Bermuda
Sidh Securities Limited	Mauritius
Xerox Dominicana, C. por A.	Dominican Republic
Xerox del Ecuador, S.A.	Ecuador
Xerox Engineering Systems B.V.	Netherlands
Xerox Engineering Systems NV	Belgium
Xerox Export, LLC	Delaware
Xerox Finance, Inc.	Delaware
Xerox (Austria) Holdings GmbH	Austria
Xerox Investments Holding (Bermuda) Limited	Bermuda
Xerox Financial Services, Inc.	Delaware
Ridge Reinsurance Limited	Bermuda
Talegen Holdings, Inc.	Delaware
Talegen Properties, Inc.	Delaware
Xerox Credit Corporation	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox Funding LLC II	Delaware
Xerox d’Haiti, S.A.	Haiti
Xerox de Honduras, S.A.	Honduras
Xerox Imaging Systems, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox International Partners	California (9)
Xerox Investments Europe B.V.	Netherlands
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Bipolar Limited	Ireland
Xerox Channels Limited	Ireland
Xerox Ink Jet (Ireland) Limited	Ireland
Xerox Ink Tanks (Ireland) Limited	Ireland
Xerox XF Holdings (Ireland) Limited	Ireland
Xerox Finance (Cyprus) Limited	Cyprus
Xerox Finance (Ireland) Limited	United Kingdom
Xerox Leasing Ireland Limited	Jersey
Xerox - THE DOCUMENT COMPANY S.A.S.	France (23)
Xerobail SAS	France
Xerox Financial Services SAS	France
Xerox Document Services SNC	France
Set Electronique SA	France

Name of Subsidiary	Incorporated In
Set Belgium (EPC)	Belgium
Set Engineering SA	France
Set Italia	Italy
Set R&D Belgium (EES)	Belgium
Set UK Limited	United Kingdom
Xerox Business Services SNC	France
Xerox Document Supplies SNC	France
Xerox Israel Ltd.	Israel
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Engineering Systems Europe Limited	United Kingdom
Xerox Research (UK) Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom
Xerox Capital (Europe) plc	United Kingdom (12)
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom (11)
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom (6)
Xerox Holding (Nederland) B.V.	Netherlands
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox Office Printing Distribution B.V.	Netherlands
Xerox XHB Limited	Bermuda (6)
Xerox XIB Limited	Bermuda (6)
Xerox Limited	United Kingdom (6)
City Paper Limited	United Kingdom
Continua Limited	United Kingdom
Continua S.A.	France
Continua Sanctum Limited	United Kingdom
NV Xerox Credit S.A.	Belgium
NV Xerox Management Services S.A.	Belgium
N.V. Xerox S.A.	Belgium
The Xerox (UK) Trust	United Kingdom
Xerox AG	Switzerland
Xerox Office Supplies AG	Switzerland
Xerox A/S	Denmark
Xerox Finans	Denmark
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Business Services GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Office Supplies GmbH	Austria
Xerox Beograd d.o.o.	Yugoslavia
Xerox Bulgaria	Bulgaria
Xerox Buro Araciari Ticaret ve Servis A.S.	Turkey
Xerox Channels Limited	United Kingdom
Xerox (C.I.S.) LLC	Russia
Xerox Credit AB	Sweden
XEROX CZECH Republic s r.o.	Czech Republic
Xerox Direct Rhein-Main GmbH	Germany
Xerox Espana-The Document Company, S.A.U.	Spain
Xerox Renting S.A.U.	Spain
Xerox de Financiacion S.A.U., E.F.C.	Spain
Xerox Office Supplies S.A.U.	Spain
Xerox Exports Limited	United Kingdom
Xerox Fabricacion S.A.U.	Spain
Xerox Finance AG	Switzerland
Xerox Finance (Nederland) BV	Netherlands
Xerox Financial Services B.V.	Netherlands (24)

Name of Subsidiary	Incorporated In
Xerox Financial Services Espana Sa	Spain
Xerox Financial Services Belux NV	Belgium
Xerox GmbH	Germany
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Office Printing GmbH	Germany
Xerox Capital Services Verwaltungs GmbH	Germany
Xerox Capital Services GmbH & Co. KG	Germany (20)
Xerox Reprographische Services GmbH	Germany
Xerox Service GmbH	Germany
Xerox Hellas AEE	Greece
Xerox Hungary	Hungary
Xerox (Ireland) Limited	Ireland
Xerox Modicorp Ltd	India (7)
Xerox (Nederland) BV	Netherlands
“Veco” Beheer Onroerend Goed BV	Netherlands
Xerox Document Supplies BV	Netherlands
Xerox Rentalease BV	Netherlands
Xerox Services BV	Netherlands
Xerox Office Printing S.A.S	France
Xerox Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp.zo.o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal (21)
CREDITEX—Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox Property Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox Slovenia d.o.o.	Slovenia
Xerox S.p.A.	Italy
Xerox Sverige AB	Sweeden
Xerox Telebusiness GmbH	Germany
Xerox (UK) Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Inserco Manufacturing Limited	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Office Supplies Limited	United Kingdom
Xerox (R & S) Limited	United Kingdom
Xerox (Ukraine) Ltd LLC	Ukraine
Xexco Trading Limited	United Kingdom
Xerox West Africa Limited	United Kingdom
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Lease Funding LLC	Delaware
Xerox Lease Equipment LLC	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico
Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Equipment Limited	Bermuda
Xerox Maroc S.A.	Morocco (2)
Xerox Products Limited	Bermuda
Xerox de Nicaragua, S.A.	Nicaragua
Xerox de Panama, S.A.	Panama
Xerox Participacoes Ltda.	Brazil
Xerox Comercio e Industria Ltda	Brazil
Xerox Desenvolvimento de Sistemas e de Technologia Ltda	Brazil
Xerox del Peru, S.A.	Peru
Xerox Realty Corporation	Delaware
Lansdowne Residential LLC	Virginia
Xerox Realty Corp. (California)	California
XRC Realty Corp. West	California
Xerox Special Holding LLC	Delaware

Name of Subsidiary	Incorporated In
Xerox Special Funding LLC	Delaware
Xerox Special Equipment LLC	Delaware
Xerox Trinidad Limited	Trinidad
Xerox de Venezuela, C.A.	Venezuela (5)
Xerox XBS Warehouse Holding LLC	Delaware
Xerox XBS Warehouse Funding LLC	Delaware
Xerox XBS Warehouse Funding II LLC	Delaware
Xerox Zona Libre, S.A.	Panama
XES Merger Corp.	Delaware
XESystems Foreign Sales Corporation	Barbados
XESystems UK Limited	United Kingdom
Xerox Engineering Systems Limited	United Kingdom
XGUA Servicios, Ltda.	Guatemala

(1)	Owned 40.01% by Xerox Comercia e Industria Ltda. and 59.99% by Xerox (Barbados) SRL and 2 shares by Carlos A. Salles.
(2)	Owned 99.9% by XMEIBL and .1% by several individuals.
(3)	1,000 shares held by Xerox Canada Inc. and 9,000 shares held by Xerox Corporation.
(4)	Owned 65% by Xerox Canada Inc. and 35% by Xerox Canada Finance Inc.
(5)	Owned 21.32% by Kapwell, Ltd., 65.43% by Xerox Corporation, and 13.25% by Pacific Services and Development Corporation.
(6)	Includes indirect holdings.
(7)	Xerox Corporation has an indirect economic interest in 18.199% of XM through EMCO Finivest Limited, which is a controlled subsidiary of Spicecorp Ltd (formerly Modicorp Ltd) the joint venture partner. Xerox Corporation also owns an additional 4.421% through its wholly-owned subsidiary Xerox Developing Markets Limited. The total ownership by Xerox Corporation is 68.199%.
(8)	Owned 99.9% by Xerox Corporation and .1% by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(9)	Xerox International Partners is a California general partnership between FX Global, Inc. (49%) and Xerox International Joint Marketing, Inc. (51%).
(10)	Each of Xerox Capital Trust I and Xerox Capital Trust II is a Delaware statutory business trust which is 100% beneficially owned by Xerox Corporation. Each Trust is a special purpose financing vehicle.
(11)	50% owned by XRI Limited.
(12)	Owned 99% by Xerox Overseas Holdings Limited and 1% by Xerox Property Services Limited as nominee for Xerox Overseas Holdings Limited.
(13)	Owned 88.27% by Xerox Canada Inc. and 11.73% by Xerox Corporation.
(14)	Owned 75% by Xerox Corporation and 25% by Microsoft Corporation. Although Xerox Corporation has 75% of the physical vote, there is a valid shareholders’ voting agreement between Xerox Corporation and Microsoft that effectively reduces Xerox Corporation’s voting control to 50/50.
(15)	Owned 50% by Xerox Corporation and 50% by e-PaperSign, LLC.
(16)	This a not-for-profit corporation which will act as a research and development consortium of businesses and universities. The initial members are Xerox, Corning, Kodak, University of Rochester, RIT and Cornell.
(17)	Xerox Canada Leasing Partnership is an Ontario general partnership between Xerox Canada Inc. (99%) and Xerox Canada Finance Inc. (1%).
(18)	Owned 19% by Xerox Corporation and 81% by GE Capital Information Technology Solutions, Inc. This entity is consolidated in Xerox Corporation’s financial statements in accordance with the provisions of FIN 46 “Consolidation of Variable Interest Entities, an interpretation of ARB 51”, as Xerox Corporation was deemed to be the primary beneficiary of the entity’s financial results.
(19)	Owned 66.995% by Xerox Canada Ltd. and 33.005% by Xerox Canada Inc.
(20)	Owned by Xerox GmbH and Xerox Capital Services Verwaltungs GmbH.
(21)	Owned 76% by Xerox Limited and 24% by Xerox Property Services Limited.
(22)	Owned 85% by Xerox Corporation and 15% by Jiansu Wuzhong Economic and Technological Development Corporation.
(23)	Owned 89.77% by Xerox XF Holdings (Ireland) Limited and 10.23% by Xerox Limited.
(24)	Xerox Financial Services B.V. is a joint venture between De Lage Landen International B.V. (51%) and Xerox Limited (49%), established in 12/14/01 for the purpose of offering financing for the business of Xerox (Nederland) B.V. This entity is consolidated in Xerox Corporation’s financial statements in accordance with the provisions of FIN 46 “Consolidation of Variable Interest Entities, an interpretation of ARB 51”, as Xerox Corporation was deemed to be the primary beneficiary of the entity’s financial results.

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